UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 20, 2011

EMERALD DAIRY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52174	80-0137632
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11990 Market Street, Suite 205 Reston, Virginia 20190
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(703) 867-9247

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 20, 2011 (the “Closing Date”), Emerald Dairy Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company may sell and issue, in one or more closings to occur on or prior to October 31, 2011, Convertible Promissory Notes in the principal amount of up to an aggregate of $500,000 (each, a “Note”).

As of the Closing Date, the Investor purchased from the Company, and the Company sold to the Investor, a Note in the principal amount of $250,000 (the “Initial Placement”).  The Note has such characteristics as are further described in Item 2.03 below, which disclosure is incorporated herein by reference.

The Company is using the proceeds from the Initial Placement primarily for repayment of certain existing indebtedness and expenses.  In connection with the Initial Placement, the Investor shall receive 25,000 shares of the Company’s common stock as a loan origination fee (the “Investor Shares”).  In addition, the Company’s obligations under the Note are secured by a pledge of 250,000 shares of the Company’s common stock made by Yang Yong Shan, the Company’s Chief Executive Officer, pursuant to a Pledge Agreement (the “Pledge Agreement”).

In consideration for its services in connection with the Initial Placement, the Company has (a) paid a placement agent (the “Placement Agent”) a commission of 10% of the gross proceeds from the Initial Placement, and (b) has agreed to issue the Placement Agent 25,000 shares of the Company’s common stock (the “Placement Agent Shares”).

The foregoing descriptions of the Purchase Agreement and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement and Pledge Agreement which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The Note has a principal balance of $250,000 and a stated maturity date of September 20, 2012.  The principal bears interest at a rate of 15% per annum, which is also payable on maturity.  Upon the maturity of the Note, by acceleration or otherwise, interest on unpaid amounts shall thereafter be payable at the default interest rate of 17% per annum, until the obligation is paid in full.  The Company may from time-to-time prepay any amount due under the Note, in whole or in part, without penalty.  The principal amount of the Note, and any accrued and unpaid interest thereon, may be converted into such number of shares of common stock of the Company as is determined by dividing the amount to be converted by a price equal to the greater of (i) $1.00, or (ii) 75% of the offering price for the securities offered by the Company in its next offering of equity securities which results in cumulative gross offering proceeds to the Company of at least $2,000,000.  Upon the occurrence of an “Event of Default” under the terms of the Note (as defined therein), the entire unpaid principal balance of the Note, together with any accrued and unpaid interest thereon, shall become due and payable, without presentment, demand, protest or notice of any kind.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item. 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The Company believes that the issuances of the Note, the Investor Shares and the Placement Agent Shares, are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), and/or Regulation D promulgated thereunder, as transactions by an issuer not involving public offerings.

Item 8.01.	Other Events.

As previously reported, on August 23, 2011, the Company received a notice from the staff (the "Staff") of the Financial Industry Regulatory Authority ("FINRA"), pursuant to which the Staff notified the Company that, under NASD Rule 6530 (the "Rule"), the Company is not current in its reporting obligations with respect to its Form 10-Q for the period ended June 30, 2011 (the "10-Q"). On September 21, 2011, Company requested a hearing with a FINRA Hearing Officer to determine whether the Company’s common stock should be removed from the OTC Bulletin Board (“OTCBB”) for failure to comply with the eligibility requirements of the Rule.  The hearing has been set for October 19, 2011.  The Company’s common stock will not be removed from the OTCBB pending the FINRA Hearing Officer’s decision.  The Company currently intends to file the 10-Q before the hearing.  However, even if the Company files the 10-Q prior to the hearing, there can be no assurance that the Company's securities will continue to be listed on the OTCBB.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
4.1	Form of Convertible Promissory Note
10.1	Form of Securities Purchase Agreement
10.2	Form of Pledge Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD DAIRY INC.
(Registrant)

Date: September 26, 2011	By:	/s/ Yang Yong Shan
Yang Yong Shan
Chairman, Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
4.1	Form of Convertible Promissory Note
10.1	Form of Securities Purchase Agreement
10.2	Form of Pledge Agreement